UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A
(Amendment No. 5)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12 (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE STANLEY WORKS
(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-0548860
(State of Incorporation or Organization)	(IRS Employer Identification No.)
1000 Stanley Drive New Britain, Connecticut	06053
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box.: [__]

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

The Stanley Works (the "Company") hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on March 24, 1986 (the "Form 8-A"), as follows:

Item 1.	Description of the Registrant's Securities to be Registered.

Item 1 to the Form 8-A is hereby amended and supplemented by adding the following:

On December 22, 2009, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation (the "Certificate of Amendment") classifying 1,100,000 shares of Preferred Stock into Series A Junior Participating Preferred Stock (the "Preferred Classification") in order to ensure the availability of sufficient shares of Series A Junior Participating Preferred Stock to permit the full exercise of Rights under the Rights Agreement, dated as of January 19, 2006 (the "Rights Agreement"), between the Company, and Computershare Investor Services L.L.C., as Rights Agent (the “Rights Agent”) after taking into account the anticipated issuance of additional shares of Common Stock in connection with the previously announced merger transaction involving the Company and The Black & Decker Corporation.  A copy of the Certificate of Amendment is attached hereto as Exhibit 4.3 and is incorporated by reference herein.

In connection with the Preferred Classification, on December 21, 2009, the Company entered into Amendment No. 1 ("Amendment No. 1") to the Rights Agreement so that the Rights Agreement and Exhibit A thereto will reflect the aggregate number of shares of Series A Junior Participating Preferred Stock reserved for issuance.

Copies of the Rights Agreement and Amendment No. 1 are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 2.	Exhibits

Item 2 to the Form 8-A is hereby amended and supplemented by adding the following:

Exhibit 4.1	Rights Agreement, dated as of January 19, 2006, between the Company, and the Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K/A, filed February 22, 2006)

Exhibit 4.2
Amendment No. 1 to Rights Agreement, dated as of December 21, 2009, between the Company and the Rights Agent.  (Incorporated by reference to Exhibit 4.2 to the Company's Form 8-K, filed December 22, 2009)

Exhibit 4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K, filed December 22, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE STANLEY WORKS
By:	/s/ Bruce H. Beatt
Name:	Bruce H. Beatt
Title:	Vice President, General Counsel and Secretary

Dated: December 22, 2009

INDEX TO EXHIBITS

Exhibit 4.1	Rights Agreement, dated as of January 19, 2006, between the Company, and the Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K/A, filed February 22, 2006)

Exhibit 4.2
Amendment No. 1 to Rights Agreement, dated as of December 21, 2009, between the Company and the Rights Agent.  (Incorporated by reference to Exhibit 4.2 to the Company's Form 8-K, filed December 22, 2009)

Exhibit 4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K, filed December 22 2009)